Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-168561) of Papa John’s International, Inc. (the “Company”) of our report dated June 24, 2020, relating to our audit of the financial statements of the Papa John’s International, Inc. 401(k) Plan which appears in the Annual Report on Form 11-K of the Company for the year ended December 31, 2019.

/s/ MCM CPAs & Advisors LLP

Louisville, Kentucky

June 24, 2020